USF&G CORPORATION
                  STOCK APPRECIATION RIGHTS PLAN AND AGREEMENT
                               FOR PAUL B. INGREY


                  STOCK APPRECIATION RIGHTS PLAN AND AGREEMENT, entered into this 24th day of July, 1996, between USF&G CORPORATION, a Maryland corporation (the "Corporation"), and PAUL B. INGREY (the "Grantee").

         1. PURPOSE. This grant of Stock Appreciation Rights is intended to advance the interests of the Corporation by providing Paul B. Ingrey (the "Grantee") an incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries.

         2. CANCELLATION OF STOCK OPTIONS. In consideration of the Stock Appreciation Rights granted hereunder, Grantee hereby surrenders and agrees to the cancellation of the stock options previously granted to him by the Corporation on February 26, 1993, February 28, 1994, March 9, 1995 and March 8, 1996, said stock options being all of the outstanding and unexercised stock options previously granted to him under the Corporation's Stock Incentive Plan of 1991, Amended and Restated Stock Incentive Plan of 1991, and all other stock option plans maintained by the Corporation, other than 31,000 stock options granted on February 25, 1992, which if not exercised prior to the date hereof, are not to be surrendered and canceled under this Agreement.

         3. GRANT OF STOCK APPRECIATION RIGHTS. In consideration of the Grantee's entering into an Executive Consulting Agreement of even date herewith and the Grantee's agreement to cancel the stock options as described in Section 2 above, the Corporation hereby grants to the Grantee as of the date hereof the following Stock Appreciation Rights which shall entitle the Grantee to receive cash payments upon exercise equal to the product of (1) the number of Units for which the Stock Appreciation Right is exercised (which may be less than the total number of Units subject to such Stock Appreciation Right) multiplied by
(2) the difference between (i) the closing price of one share of Common Stock of the Corporation on the New York Stock Exchange for the last business day immediately preceding the date on which the Stock Appreciation Right is exercised and (ii) the Unit Price for the Stock Appreciation Right being exercised:

           STOCK APPRECIATION RIGHT NO. 1

           Number of Units:  26,300
           Unit Price:       $13.75

           Stock Appreciation Right No. 1 shall be fully vested and exercisable as of the date hereof.

           STOCK APPRECIATION RIGHT NO. 2

           Number of Units:  24,300
           Unit Price:       $14.38

           Stock Appreciation Right No. 2 shall be vested and exercisable as to 16,200 Units as of the date hereof and shall be fully vested and exercisable on and after February 28, 1997.

           STOCK APPRECIATION RIGHT NO. 3

           Number of Units:  23,300
           Unit Price:       $13.63

           Stock Appreciation Right No. 3 shall be vested and exercisable as to 7,766 Units as of the date hereof, shall be vested and exercisable as to an additional 7,766 Units on and after March 9, 1997, and shall be fully vested and exercisable on and after March 9, 1998.

           STOCK APPRECIATION RIGHT NO. 4

           Number of Units:  54,600
           Unit Price:       $14.56

           Stock Appreciation Right No. 4 shall be vested and exercisable as to 18,200 Units on and after March 8, 1997, shall be vested and exercisable as to an additional 18,200 Units on and after March 8, 1998, and shall be fully vested and exercisable on and after March 8, 1999.

         4. LIMITATIONS ON EXERCISE. Stock Appreciation Rights shall be exercisable to the extent provided in Section 3 only during the period commencing on the date this Plan and Agreement is executed and ending on the last day of the Consulting Period (as defined in the Executive Consulting Agreement) and for a period of 90 days following the expiration of such Consulting Period; provided, however, that if the Grantee violates the provisions of paragraph 4 of the Executive Consulting Agreement, all unexercised Stock Appreciation Rights, whether vested or unvested, shall be immediately canceled and forfeited, and provided further, that in the event of the death or disability of the Grantee, all unexercised Stock Appreciation Rights which are vested and exercisable as of the date of death or disability shall continue to be vested and exercisable for a period of one year after death or disability. No Stock Appreciation Rights shall first become vested and exercised after the termination of the Consulting Period. Any Units of Stock Appreciation Rights which are exercised shall be canceled immediately upon exercise. Notwithstanding anything in the Agreement to the contrary, Stock Appreciation Rights may be exercised only at such times as the purchase and sale of the Corporation's Common Stock is allowed under the Corporation's Insider Trading Policy.

         5. EFFECT OF FUNDAMENTAL CORPORATE TRANSACTION. Notwithstanding the limitations on exercisability of Stock Appreciation Rights set forth in Section 3 of this Agreement, in the event of a Fundamental Corporate Transaction which occurs prior to the commencement of or during the Consulting Period, all unexercised Stock Appreciation Rights shall become immediately vested and exercisable. For purposes of this Section, a "Fundamental Corporate Transaction" shall be and be deemed to occur on the date (i) of the first purchase of shares of the Corporation's Common Stock pursuant to a tender offer or an exchange offer (other than one made by the Corporation or holding company for the Corporation) for all or any part of the Corporation's Common Stock, (ii) of approval of the stockholders of the Corporation of a merger, consolidation, sale, statutory or other share exchange, or disposition of all or substantially all of the Corporation's assets in which the Corporation (or holding company for the Corporation) will not survive as a publicly-owned corporation operating the business it operated prior to such transaction or (iii) on which any entity, person or group acquires beneficial ownership of shares of the Corporation's Common Stock (whether in one or a series of transactions), directly or indirectly, amounting to 30% or more of the outstanding shares of such class. A "holding company for the Corporation" means, in the foregoing, an entity that becomes a holding company for the Corporation without altering or planning to alter in any material respect the stockholders of the Corporation or the business of the Corporation and its subsidiaries as a whole, other than a case in which an acquisition of another company by the Corporation or the holding company is being accomplished concurrently.

         6. EXERCISE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right which is vested and exercisable may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Corporate Secretary, a written notice of exercise. Such notice shall specify the number of Units for which the Stock Appreciation Right is being exercised and note which Stock Appreciation Rights are being exercised.

         7. EFFECT OF CHANGES IN CAPITALIZATION. In the event of changes in the Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizatons, mergers, consolidations, combinations or exchanges of shares and the like, the Compensation Committee of the Board of Directors shall make appropriate adjustments in the Stock Appreciation Rights which are outstanding, so that the value of the Stock Appreciation Rights immediately following such event shall, to the extent practicable, be proportionate to the value of the Stock Appreciation Rights immediately prior to such event. No fractional Units of Stock Appreciation Rights shall be recognized pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Unit.

         8.       MISCELLANEOUS.

                  8.1 NOT A CONTRACT FOR SERVICES. Nothing in this Agreement shall be deemed to be a contract for employment or for other services to be provided by the Grantee. Nothing in this Agreement shall affect the rights of the Corporation or the Grantee under the Executive Consulting Agreement or any other agreement entered into between the Corporation and the Grantee.

                  8.2 STOCK APPRECIATION RIGHT NOT A DERIVATIVE SECURITY. The Stock Appreciation Rights granted hereunder shall in all events be interpreted in a manner which will not cause them to be deemed "derivative securities" for purposes of Rule 16a-1(c) under the Securities Exchange Act of 1934 (the "1934 Act") or otherwise subject to Section 16 of the 1934 Act. Stock Appreciation Rights granted hereunder may be redeemed or exercised only for cash and shall not permit receipt of equity securities of the Corporation in lieu of cash. For this purpose, this Plan and Agreement shall be deemed to be a plan pursuant to which only the Grantee is eligible to participate and pursuant to which no securities may be offered other than those which may be deemed to result from the grant of the Stock Appreciation Rights to the Grantee as provided in Section 3 of this Plan and Agreement. No Stock Appreciation Rights granted hereunder are transferable by the Grantee other than by will or laws of descent and distribution. This Agreement shall be a formula award for purposes of Rule 16b-3(c)(2)(ii), and the provisions of this Agreement which state the amount and price of securities to be awarded to the Grantee and the timing of such Grant may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. The Compensation Committee of the Board of Directors will, in all respects, be responsible for administration of the plan evidenced by this Plan and Agreement and any matter or interpretation determined by the Compensation Committee shall be final and binding.

                  8.3 APPROVAL. This Plan and Agreement and the grant of Stock Appreciation Rights hereunder has been approved by the Compensation Committee of the Board of Directors, by action taken on July 23, 1996.

                  8.4 TAX WITHHOLDING. Upon exercise of any Stock Appreciation Right, the Corporation is authorize to withhold in accordance with applicable law any taxes required to be withheld by federal, state or local law as a result of such exercise.

                  8.5 BINDING AGREEMENT. This Agreement shall be binding upon the Grantee and the Corporation as of the date of this Agreement.

                  8.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland, other than the conflicts of law provisions thereof.

                  8.7 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the Grantee and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral. This Agreement may not be changed, modified, or discharged orally, but only by a written instrument signed by the parties. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any of the other provisions.


                  IN WITNESS WHEREOF, the parties have executed and delivered this Plan and Agreement as of the date first above written.

ATTEST                                 USF&G CORPORATION


                                       By: /s/NORMAN P. BLAKE, JR.
                                           Norman P. Blake, Jr.,
                                           Chief Executive Officer

WITNESS                                GRANTEE


                                       /s/PAUL B. INGREY
                                       Paul B. Ingrey